Groupon Reports Third Quarter 2023 Results
Sequential improvement in Adjusted EBITDA, Free Cash outflow and the rate of year-over-year revenue decline
Returned to Local Billings Year-over-Year Growth
Announces plan to strengthen liquidity position by approximately $100 million
•Global revenue of $126.5 million
•Global billings of $418.8 million
•Net loss of $40.8 million
•Adjusted EBITDA of $18.2 million
•Exited Q3 with $86.1 million in cash

CHICAGO - November 9, 2023 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the third quarter ended September 30, 2023. The company filed its Form 10-Q with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).
"We have made significant progress towards our goal to create an efficient cost structure. As the fast transformation comes to an end, we are now switching from a cost cutting first mindset to topline first mindset. We are turning our focus to delivering projects across product, engineering, sales, marketing and revenue management that we expect will reinvigorate our marketplace and position our business to return to growth," said Dusan Senkypl, Interim CEO of Groupon. "While we did not make as much progress on key projects as I expected and our business continues to be challenged, I am pleased to see sequential improvement in our financial performance, Local Billings returning to growth, and announce a plan to strengthen our liquidity position."

Third Quarter 2023 Summary
All comparisons in this press release are year-over-year unless otherwise noted.
North America
•North America revenue was $94.9 million in the third quarter 2023, down 12%, primarily attributable to an overall decline in engagement on our platform that resulted in fewer unit sales. North America Local Billings was $260.4 million in the third quarter 2023, up 5% and revenue was $88.6 million in the third quarter 2023, down 10%.
•North America gross profit in the third quarter 2023 was $82.5 million, down 11%.
•North America active customers were 10.5 million as of September 30, 2023, down 1% sequentially and 15% compared with the balance as of September 30, 2022. North America active Local customers decreased 1% sequentially and 12% compared with the balance as of September 30, 2022.
International
•International revenue was $31.5 million in the third quarter 2023, down 14% (19% FX-neutral), primarily attributable to a decline in demand for our Goods and Local categories and an overall decline in engagement on our platform. International Local revenue was $26.9 million, down 11% (16% FX-neutral).

•International gross profit in the third quarter 2023 was $28.2 million, down 15% (21% FX-neutral).
•International active customers were 6.6 million as of September 30, 2023, down 5% sequentially and 17% compared with the balance as of September 30, 2022, primarily driven by declines in our Goods customer base and overall decrease in demand. International active Local customers were down 2% sequentially and 5% compared with the balance as of September 30, 2022.
Consolidated
•Revenue was $126.5 million in the third quarter 2023, down 12%.
•Gross profit was $110.7 million in the third quarter 2023, down 12%.
•Marketing expense was $28.9 million, or 26% of gross profit, in the third quarter 2023, compared with $37.9 million in the third quarter 2022. The decline in Marketing expense was driven by decrease in marketing related payroll, traffic declines and lower investment in online marketing spend.
•SG&A was $80.0 million in the third quarter 2023, compared with $119.2 million in the prior year, primarily driven by a decrease in payroll costs as a result of our cost saving actions.
•Net loss was $40.8 million in the third quarter 2023 compared with net loss of $55.5 million in the prior year.
•Net loss attributable to common stockholders in the third quarter 2023 was $41.4 million, or $1.31 loss per diluted share, compared with Net loss of $56.2 million, or $1.86 loss per diluted share, in the prior year. Non-GAAP net income attributable to common stockholders in the third quarter 2023 was $3.9 million, or $0.12 income per diluted share, compared with Non-GAAP net loss of $20.6 million, or $0.68 loss per diluted share, in the prior year.
•Adjusted EBITDA, a non-GAAP financial measure, was $18.2 million in the third quarter 2023, compared with negative $8.6 million in the prior year.
•Global units sold in the third quarter 2023 were 10.1 million, down 18%, primarily driven by a decline in engagement on our platform.
•Operating cash flow for the trailing twelve-month period was an outflow of $116.6 million, and free cash flow, a non-GAAP financial measure, was an outflow of $138.2 million for the trailing twelve month period.
•Cash and cash equivalents as of September 30, 2023 were $86.1 million, including $46.7 million of outstanding borrowings under our revolving credit facility.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.

Announces Plan to Strengthen Liquidity
Groupon announces a plan to raise approximately $100 million between a fully backstopped equity rights offering and non-core asset sales:
•On November 9th, Groupon announced that the company’s Board of Directors has approved an $80.0 million fully backstopped rights offering, with Pale Fire Capital SICAV a.s. entering into a binding commitment to backstop the entire offering. The company issued a separate press release and filed an 8-K with the Securities and Exchange Commission with more details on the terms of the transaction.
•On October 6th, Groupon entered into an agreement to sell a portion of its investment in SumUp for $8.8 million.
•On November 9th, Groupon entered into an agreement to sell a portion of its investment in SumUp for approximately $10 million at the same economic terms as the October sale.

Other Matters
Eric Lefkofsky, Co-Founder of Groupon, has informed the Company of his decision to resign as a member of the Board, effective November 9th, 2023.
Eric Lefkofsky comments: "With a new management team and the announcement of today's financing strategy, I am confident that Groupon is on the right track to become the ultimate destination for experiences and services. Groupon is and will always be an incredibly special product, brand and place to work and I am excited to see what the next chapter holds for our business. While I have made a decision to move on from my role as a Director of the Board so I can focus on my other endeavors, I look forward to supporting Dusan and the Groupon team in the years ahead as a large shareholder."

Dusan Senkypl comments: "On behalf of Groupon's employees and as a fellow Board member and shareholder, I would like to thank Eric for his immense contributions to the Company over the years, including at its inception over 15 year ago as one of our Co-Founders and original investors. He has provided years of dedicated, energetic and innovative service to the Company as its Board Chair, Director and CEO. I am grateful for that service and honored that Eric has placed his trust in me and the rest of the Groupon team to carry forward on our mission. Eric leaves a tremendous legacy, and I am thankful to have his continued support as a large shareholder."

Conference Call
A conference call will be webcast Thursday, November 9, 2023 at 4:00 p.m. CT / 5:00 p.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA, non-GAAP income (loss) from operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on an operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the three and nine months ended September 30, 2023 and 2022, special charges and credits included charges related to our 2020 and 2022 restructuring plans, and for the nine months ended September 30, 2022, special charges and credits also included impairments of goodwill and long-lived assets. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as income (loss) from operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from operations.
Non-GAAP Selling, general and administrative is a non-GAAP measure that adjusts our selling, general and administrative to exclude the impact of depreciation and amortization and stock-based compensation.
Non-GAAP income (loss) before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,
•special charges and credits, including restructuring charges, goodwill and long-lived asset impairment charges and strategic advisor costs,
•non-cash interest expense on convertible senior notes, and
•non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative foreign currency translation adjustments into earnings as a result of business dispositions or country exits,
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings, and
•non-operating gains and losses from sales of minority investments.
We believe that excluding the above items from our measures of non-GAAP income before provision (benefit) for income taxes, non-GAAP net income attributable to common stockholders and non-GAAP income per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities less purchases of property and equipment and capitalized software from operations.

We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the merchant who will provide the related services. For these transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of, our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures, ongoing impacts from the COVID-19 pandemic and labor and supply chain challenges; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; our ability to continue as a going concern; risks related to our access to capital and outstanding indebtedness, including our convertible senior notes; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our convertible senior notes; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and our other filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of November 9, 2023. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations
ir@groupon.com

Public Relations
Emma Coleman
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$86,085	$281,279
Accounts receivable, net	34,886	44,971
Prepaid expenses and other current assets	48,389	41,101
Total current assets	169,360	367,351
Property, equipment and software, net	36,614	56,731
Right-of-use assets - operating leases, net	3,467	12,127
Goodwill	178,685	178,685
Intangible assets, net	12,758	17,641
Investments	93,694	119,541
Deferred income taxes	13,429	13,550
Other non-current assets	15,855	27,491
Total assets	$523,862	$793,117
Liabilities and equity
Current liabilities:
Short-term borrowings	$46,700	$75,000
Accounts payable	10,475	59,568
Accrued merchant and supplier payables	172,390	225,420
Accrued expenses and other current liabilities	97,855	171,452
Total current liabilities	327,420	531,440
Convertible senior notes, net	226,081	224,923
Operating lease obligations	3,061	9,310
Other non-current liabilities	16,569	18,586
Total liabilities	573,131	784,259
Commitment and contingencies
Stockholders' equity (deficit)
Common stock, par value $0.0001 per share, 100,500,000 shares authorized; 42,132,235 shares issued and 31,838,118 shares outstanding at September 30, 2023; 40,786,996 shares issued and 30,492,879 shares outstanding at December 31, 2022	4	4
Additional paid-in capital	2,336,830	2,322,672
Treasury stock, at cost, 10,294,117 shares at September 30, 2023 and December 31, 2022	(922,666)	(922,666)
Accumulated deficit	(1,477,589)	(1,394,477)
Accumulated other comprehensive income (loss)	13,980	2,942
Total Groupon, Inc. stockholders' equity (deficit)	(49,441)	8,475
Noncontrolling interests	172	383
Total equity (deficit)	(49,269)	8,858
Total liabilities and equity (deficit)	$523,862	$793,117

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$126,474	$144,390	$377,194	$450,926
Cost of revenue	15,796	18,668	48,840	57,231
Gross profit	110,678	125,722	328,354	393,695
Operating expenses:
Marketing	28,898	37,897	76,013	106,685
Selling, general and administrative	80,016	119,243	277,913	369,601
Goodwill impairment	—	—	—	35,424
Long-lived asset impairment	—	—	—	8,811
Restructuring and related charges	2,228	4,912	10,333	8,163
Total operating expenses	111,142	162,052	364,259	528,684
Income (loss) from operations	(464)	(36,330)	(35,905)	(134,989)
Other income (expense), net	(39,525)	(23,541)	(41,260)	(49,761)
Income (loss) before provision (benefit) for income taxes	(39,989)	(59,871)	(77,165)	(184,750)
Provision (benefit) for income taxes	817	(4,328)	4,258	(4,605)
Net income (loss)	(40,806)	(55,543)	(81,423)	(180,145)
Net (income) loss attributable to noncontrolling interests	(552)	(680)	(1,689)	(2,157)
Net income (loss) attributable to Groupon, Inc.	$(41,358)	$(56,223)	$(83,112)	$(182,302)

Basic and diluted net income (loss) per share:	$(1.31)	$(1.86)	$(2.68)	$(6.06)

Basic and diluted weighted average number of shares outstanding:	31,500,489	30,307,734	31,039,668	30,070,598

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating activities
Net income (loss)	$(40,806)	$(55,543)	$(81,423)	$(180,145)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	10,550	12,614	34,110	42,172
Amortization of acquired intangible assets	2,018	2,092	6,206	6,397
Impairment of Goodwill	—	—	—	35,424
Impairment of long-lived assets	—	—	—	8,811
Restructuring-related impairment	—	1,769	—	2,949
Stock-based compensation	3,889	8,116	13,771	24,194
(Gain) loss from changes in fair value of investment	25,751	—	25,751	—
(Gain) loss on early lease termination	—	(4,471)	—	(4,471)
Foreign currency (gains) losses, net	9,687	18,370	9,528	39,879
Change in assets and liabilities:
Accounts receivable	(238)	912	10,225	(9,321)
Prepaid expenses and other current assets	8,973	(4,676)	14,357	(4,086)
Right-of-use assets - operating leases	1,796	13,638	7,985	22,896
Accounts payable	(9,655)	7,149	(49,082)	13,222
Accrued merchant and supplier payables	(4,050)	(25,531)	(52,497)	(80,436)
Accrued expenses and other current liabilities	(14,159)	(4,264)	(44,716)	(40,331)
Operating lease obligations	(6,268)	(18,369)	(22,011)	(32,200)
Payment for early lease termination	—	—	(9,724)	—
Other, net	(1,343)	4,700	5,035	3,196
Net cash provided by (used in) operating activities	(13,855)	(43,494)	(132,485)	(151,850)
Investing activities
Purchases of property and equipment and capitalized software	(4,120)	(8,346)	(15,917)	(30,495)
Proceeds from sale of assets	—	—	1,475	—
Acquisitions of intangible assets and other investing activities	(1,349)	(531)	(2,523)	(2,077)
Net cash provided by (used in) investing activities	(5,469)	(8,877)	(16,965)	(32,572)
Financing activities
Proceeds from borrowings under revolving credit agreement	—	50,000	—	50,000
Payments of borrowings under revolving credit agreement	—	—	(28,300)	(40,000)
Taxes paid related to net share settlements of stock-based compensation awards	(932)	(898)	(3,126)	(5,601)
Proceeds from stock option exercises and employee stock purchase plan	2,932	514	2,932	1,105
Other financing activities	(817)	(805)	(2,459)	(2,996)
Net cash provided by (used in) financing activities	1,183	48,811	(30,953)	2,508
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,933)	(4,532)	34	(9,240)
Net increase (decrease) in cash, cash equivalents and restricted cash	(20,074)	(8,092)	(180,369)	(191,154)
Cash, cash equivalents and restricted cash, beginning of period	121,401	316,421	281,696	499,483
Cash, cash equivalents and restricted cash, end of period (1)	$101,327	$308,329	$101,327	$308,329

(1)The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Condensed Consolidated Balance Sheets as of September 30, 2023, December 31, 2022 and September 30, 2022 (in thousands):

	September 30, 2023	December 31, 2022	September 30, 2022
Cash and cash equivalents	$86,085	$281,279	$307,998
Restricted cash included in prepaid expenses and other current assets	15,242	417	331
Cash, cash equivalents and restricted cash	$101,327	$281,696	$308,329

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
North America Segment:						Q3 2023
Gross billings (1):						Y/Y Growth
Local	$248,929	$256,627	$221,746	$231,950	$260,425	4.6%
Travel	21,118	18,164	20,649	21,630	19,811	(6.2)
Goods	28,334	37,858	23,759	22,256	18,749	(33.8)
Total gross billings	$298,381	$312,649	$266,154	$275,836	$298,985	0.2%
Revenue:
Local	$97,843	$94,216	$81,379	$85,475	$88,558	(9.5)%
Travel	4,065	3,570	2,815	5,579	2,577	(36.6)
Goods	5,978	8,309	5,065	4,780	3,801	(36.4)
Total revenue	$107,886	$106,095	$89,259	$95,834	$94,936	(12.0)%
Gross profit:
Local	$84,455	$81,951	$69,992	$74,463	$77,588	(8.1)%
Travel	3,057	2,796	1,830	4,647	1,763	(42.3)
Goods	4,836	6,909	4,120	3,983	3,123	(35.4)
Total gross profit	$92,348	$91,656	$75,942	$83,093	$82,474	(10.7)%

Contribution profit (2)	$65,972	$61,790	$60,639	$68,646	$63,484	(3.8)%

International Segment:						Q3 2023
Gross billings:						Y/Y Growth	Fx Effect	Y/Y Growth excluding FX (3)
Local	$96,592	$109,156	$93,800	$87,688	$93,645	(3.1)	(6.2)	(9.3)%
Travel	13,374	14,249	14,215	9,934	9,294	(30.5)	(4.3)	(34.8)
Goods	25,509	32,143	22,256	20,000	16,923	(33.7)	(4.9)	(38.6)
Total gross billings	$135,475	$155,548	$130,271	$117,622	$119,862	(11.5)	(5.8)	(17.3)%
Revenue:
Local	$30,089	$32,945	$25,265	$27,374	$26,900	(10.6)	(5.8)	(16.4)%
Travel	1,956	2,363	2,841	2,172	1,584	(19.0)	(4.9)	(23.9)
Goods	4,459	6,756	4,246	3,729	3,054	(31.5)	(5.1)	(36.6)
Total revenue	$36,504	$42,064	$32,352	$33,275	$31,538	(13.6)	(5.7)	(19.3)%
Gross profit:
Local	$27,415	$30,244	$22,642	$24,959	$24,367	(11.1)	(5.8)	(16.9)%
Travel	1,625	2,032	2,469	1,916	1,346	(17.2)	(4.8)	(22.0)
Goods	4,334	5,197	3,658	2,997	2,491	(42.5)	(4.3)	(46.8)
Total gross profit	$33,374	$37,473	$28,769	$29,872	$28,204	(15.5)	(5.5)	(21.0)%

Contribution profit	$21,853	$24,793	$19,224	$22,052	$18,296	(16.3)%

Consolidated Results of Operations:
Gross billings:
Local	$345,521	$365,783	$315,546	$319,638	$354,070	2.5	(1.7)	0.8%
Travel	34,492	32,413	34,864	31,564	29,105	(15.6)	(1.7)	(17.3)
Goods	53,843	70,001	46,015	42,256	35,672	(33.7)	(2.4)	(36.1)
Total gross billings	$433,856	$468,197	$396,425	$393,458	$418,847	(3.5)	(1.8)	(5.3)%
Revenue:
Local	$127,932	$127,161	$106,644	$112,849	$115,458	(9.8)	(1.3)	(11.1)%
Travel	6,021	5,933	5,656	7,751	4,161	(30.9)	(1.6)	(32.5)
Goods	10,437	15,065	9,311	8,509	6,855	(34.3)	(2.2)	(36.5)
Total revenue	$144,390	$148,159	$121,611	$129,109	$126,474	(12.4)	(1.4)	(13.8)%
Gross profit:
Local	$111,870	$112,195	$92,634	$99,422	$101,955	(8.9)	(1.4)	(10.3)%
Travel	4,682	4,828	4,299	6,563	3,109	(33.6)	(1.7)	(35.3)
Goods	9,170	12,106	7,778	6,980	5,614	(38.8)	(2.0)	(40.8)
Total gross profit	$125,722	$129,129	$104,711	$112,965	$110,678	(12.0)	(1.4)	(13.4)%

Contribution profit	$87,825	$86,583	$79,863	$90,698	$81,780	(6.9)%
Net cash provided by (used in) operating activities	$(43,494)	$15,863	$(76,320)	$(42,310)	$(13,855)	68.1%
Free cash flow	$(51,840)	$10,190	$(85,864)	$(44,563)	$(17,975)	65.3%

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Active customers: (4)
North America	12.3	11.3	10.9	10.6	10.4
International	7.9	7.5	7.3	6.9	6.6
Total active customers	20.2	18.8	18.2	17.5	17.0

North America Units:
Local	6,043	6,407	5,142	5,083	5,426
Goods	1,119	1,579	933	807	706
Travel	91	82	86	84	79
Total North America units	7,253	8,068	6,161	5,974	6,211

International Units:
Local	3,900	3,971	3,328	2,862	3,306
Goods	1,046	1,488	886	746	550
Travel	79	91	84	53	49
Total International units	5,025	5,550	4,298	3,661	3,905

Consolidated Units:
Local	9,943	10,378	8,470	7,945	8,732
Goods	2,165	3,067	1,819	1,553	1,256
Travel	170	173	170	137	128
Total consolidated units	12,278	13,618	10,459	9,635	10,116

Headcount:
Sales (5)	799	783	746	706	659
Other	2,278	2,121	2,032	1,945	1,763
Total headcount	3,077	2,904	2,778	2,651	2,422

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss):

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Net income (loss)	$(55,543)	$(54,235)	$(28,613)	$(12,004)	$(40,806)
Adjustments:
Stock-based compensation	8,116	5,812	2,363	7,519	3,889
Depreciation and amortization	14,706	14,094	14,505	13,243	12,568
Goodwill impairment	—	—	—	—	—
Long-lived asset impairment	—	3,448	—	—	—
Restructuring and related charges (1)	4,912	4,187	8,794	(689)	2,228
Other (income) expense, net (2)	23,541	(25,606)	(3,070)	4,805	39,525
Provision (benefit) for income taxes	(4,328)	47,015	1,118	2,323	817
Total adjustments	46,947	48,950	23,710	27,201	59,027
Adjusted EBITDA	$(8,596)	$(5,285)	$(4,903)	$15,197	$18,221
(1)Restructuring and related charges includes $1.8 million of long-lived asset impairment for the three months ended September 30, 2022.
(2)Includes a $25.8 million remeasurement of our investment in SumUp during the three months ended September 30, 2023.

    The following is a reconciliation of Non-GAAP net income (loss) attributable to common stockholders to Net income (loss) attributable to common stockholders and a reconciliation of Non-GAAP net income (loss) per share to Diluted net income (loss) per share for the three and nine months ended September 30, 2023 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$(41,358)	$(56,223)	$(83,112)	$(182,302)
Less: Net income (loss) attributable to noncontrolling interest	(552)	(680)	(1,689)	(2,157)
Net income (loss)	(40,806)	(55,543)	(81,423)	(180,145)
Less: Provision (benefit) for income taxes	817	(4,328)	4,258	(4,605)
Income (loss) before provision (benefit) for income taxes	(39,989)	(59,871)	(77,165)	(184,750)
Stock-based compensation	3,889	8,116	13,771	24,194
Amortization of acquired intangible assets	2,018	2,092	6,206	6,397
Goodwill impairment	—	—	—	35,424
Long-lived asset impairment	—	—	—	8,811
Restructuring and related charges	2,228	4,912	10,333	8,163
(Gain) loss from changes in fair value of investment	25,751	—	25,751	—
Intercompany foreign currency losses (gains), foreign currency translation adjustments reclassified into earnings and other	11,320	24,047	10,647	49,823
Non-cash interest expense on convertible senior notes	388	380	1,158	1,137
Non-GAAP income (loss) before provision (benefit) for income taxes	5,605	(20,324)	(9,299)	(50,801)
Less: Non-GAAP provision (benefit) for income taxes	8,922	(364)	15,864	1,759
Non-GAAP net income (loss)	(3,317)	(19,960)	(25,163)	(52,560)
Net (income) loss attributable to noncontrolling interest	(552)	(680)	(1,689)	(2,157)
Non-GAAP net income (loss) attributable to common stockholders	(3,869)	(20,640)	(26,852)	(54,717)

Weighted-average shares of common stock - diluted	31,500,489	30,307,734	31,039,668	30,070,598
Impact of dilutive securities	—	—	—	—
Weighted-average shares of common stock - non-GAAP	31,500,489	30,307,734	31,039,668	30,070,598

Diluted net income (loss) per share	$(1.31)	$(1.86)	$(2.68)	$(6.06)
Impact of non-GAAP adjustments and related tax effects	1.19	1.18	1.81	4.24
Non-GAAP diluted net income (loss) per share	$(0.12)	$(0.68)	$(0.87)	$(1.82)

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities.

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Net cash provided by (used in) operating activities	$(43,494)	$15,863	$(76,320)	$(42,310)	$(13,855)
Purchases of property and equipment and capitalized software	(8,346)	(5,673)	(9,544)	(2,253)	(4,120)
Free cash flow	$(51,840)	$10,190	$(85,864)	$(44,563)	$(17,975)

Net cash provided by (used in) investing activities	$(8,877)	$(6,273)	$(9,013)	$(2,483)	$(5,469)
Net cash provided by (used in) financing activities	$48,811	$(36,915)	$(29,197)	$(2,939)	$1,183